EXHIBIT 99.1 - Press release

For Immediate Release

PEOPLES EDUCATIONAL HOLDINGS, INC. SCHEDULES SECOND QUARTER ENDED NOVEMBER 30, 2006 EARNINGS RELEASE AND CONFERENCE CALL FOR JANUARY 16, 2007

(Saddle Brook, NJ) - January 3, 2007 - Peoples Educational Holdings, Inc. (NASDAQ: PEDH) today announced it would issue results for its second quarter ended November 30, 2006 on January 16, 2007. A conference call will be held at 11 a.m. Eastern Time with Brian Beckwith, President and Chief Executive Officer, and Michael DeMarco, Chief Financial Officer.

Conference Call and Webcast Details:

Live Conference Call

Tuesday, January 16, 2007 at 11:00AM. Eastern

US:                     800-638-4930

International:          617-614-3944

Participant Passcode:   82907177

Live Audio Webcast:

http://phx.corporate-ir.net/playerlink.zhtml?c=184416&s=wm&e=1448377

Webcast Replay (available approximately two hours after conference call ends through January 23, 2008)

http://phx.corporate-ir.net/playerlink.zhtml?c=184416&s=wm&e=1448377

ABOUT PEOPLES EDUCATIONAL HOLDINGS, INC.

Peoples Educational Holdings, Inc. is a publisher and marketer of print and electronic educational materials for the K-12 school market. The Company focuses its efforts in two market areas:

Test Preparation, Assessment, and Instruction Product Group

     Test Preparation and Assessment: The Company creates and sells state customized, print and electronic, test preparation and assessment materials that help teachers prepare students for success in school and for required state proficiency tests, grades 2-12.

     Instruction: Grades 2-8 state customized, print worktext and print and web-based assessments that provide students in-depth instruction and practice in reading, language arts, and mathematics.

College Preparation Product Group

     The Company distributes and publishes instructional materials that meet the academic standards high schools require for honors, college preparation, and Advanced Placement courses. We are the exclusive high school distributor for two major college publishers.

The Company's proprietary products are supplemental in nature. They are predominately soft-cover, high gross profit margin titles that can be sold efficiently through the Company's direct sales force, as well as through catalogs, direct mail, telemarketing, and independent commission sales representatives. Distributed products are both basal and supplemental in nature.

This press release contains forward-looking statements regarding the Company and its markets as defined in section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties, including (1) demand from major customers, (2) effects of competition, (3) changes in product or customer mix or revenues and in the level of operating expenses, (4) rapidly changing technologies and the Company's ability to respond thereto, (5) the impact of competitive products and pricing, (6) local and state levels of educational spending, (7) ability to retain qualified personnel, (8) ability to retain its distribution agreements in the College Preparation market,
(9) the sufficiency of the Company's copyright protection, and (10) ability to continue to rely on the services of a third party warehouse, and other factors as discussed in the Company's filings with the SEC. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report. Readers are urged to carefully review and consider the various disclosures made by the Company in this press release and the reports the Company files with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business and results of operations.

Peoples Education, Inc., Saddle Brook, NJ
Investor Contact: Michael DeMarco
Press Contact: Michael DeMarco
Phone: 201-712-0090
investorrelations@peoplesed.com